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                               Capital Dimensions, Inc.

                                     EXHIBIT 11.1


                          Calculation of Earnings Per Share



                                      1995           1996           1997
                                      ----           ----           ----

Net Earnings                       $  2,348,149   $  2,078,747   $  1,590,725
                                   ------------   ------------   ------------
                                   ------------   ------------   ------------

Weighed average number of          ------------   ------------   ------------
 common shares outstanding            1,983,852      1,912,227      1,834,402
                                   ------------   ------------   ------------
                                   ------------   ------------   ------------

Net earnings per common and
 common equivalent share, based
 upon weighted average number
 of shares outstanding             $       1.18   $       1.09   $       0.87
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